NOTICE OF GUARANTEED DELIVERY
                                       of
                             Shares of Common Stock
                                       of

                               PATRIOT BANK CORP.

    This form or a facsimile of it must be used to accept the Offer, as defined below, if:

        (a) certificates for common stock, par value $.01 per share (the "Shares"), of Patriot Bank Corp., a Delaware corporation, are not immediately available or certificates for Shares and all other required documents cannot be delivered to the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below); or

        (b) Shares cannot be delivered on a timely basis pursuant to the procedure for book-entry transfer.

    This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                 TO: REGISTRAR AND TRANSFER COMPANY, DEPOSITARY


  By Mail or Overnight Courier:                      Facsimile Transmission:

     10 Commerce Drive                                   (908) 497-2312
  Cranford, New Jersey 07016                   (for Eligible Institutions Only)
                                                     Confirm by Telephone:
                                                      (800) 368-5948

              By Hand:

   c/o Depository Trust Company
         Transfer Agent Drop
     55 Water Street, 1st Floor
   New York, New York 10041-0099


    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

    The undersigned hereby tenders to Patriot Bank Corp., at the price per Share indicated below, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase, dated June 27, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, ____________ Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------
                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                      IF SHARES ARE BEING TENDERED AT MORE
                         THAN ONE PRICE, USE A SEPARATE
                LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED.

                              CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
            NO BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED HEREIN),
                      THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

/ / $16.5000           / /  16.9375            / /  17.3125         / /  17.6875
/ /  16.5625           / /  17.0000            / /  17.3750         / /  17.7500
/ /  16.6250           / /  17.0625            / /  17.4375         / /  17.8125
/ /  16.6875           / /  17.1250            / /  17.5000         / /  17.8750
/ /  16.7500           / /  17.1875            / /  17.5625         / /  17.9375
/ /  16.8125           / /  17.2500            / /  17.6250         / /  18.0000
/ /  16.8750
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 CERTIFICATE NOS. (IF AVAILABLE):
 ______________________________________________________________________________

 ______________________________________________________________________________

 Name(s): _____________________________________________________________________

 ______________________________________________________________________________
                             (Please type or print)
 Address(es): _________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                                                                     (Zip Code)

 Area Code and Telephone Number: ______________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                                  (Sign Here)

  Dated: _________________________________________________________________, 1997

 If Shares will be tendered by book-entry transfer, check box of applicable Book-Entry Depository Facility:

 / / The Depository Trust Company

 / / Philadelphia Depository Trust Company

 Account Number: ______________________________________________________________

--------------------------------------------------------------------------------

                                   GUARANTEE

    The undersigned is (1) a member firm of a registered securities exchange;
(2) a member of the National Association of Securities Dealers, Inc.; or (3) a commercial bank or trust company having an office, branch or agency in the United States, and represents that:

        (a) the above-named person(s) has a "net long position" in Shares or "equivalent securities" at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and

        (b) such tender of Shares complies with such Rule 14e-4;

and guarantees that the Depositary will receive certificates for the Shares tendered hereby in proper form for transfer, or Shares will be tendered pursuant to the procedure for book-entry transfer at The Depository Trust Company or Philadelphia Depository Trust Company, in any case, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal (or a manually signed facsimile of them), all within three over-the-counter trading days after the day the Depositary receives this Notice.

--------------------------------------------------------------------------------
 Name of Firm: ________________________________________________________________

 Address: _____________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

 Area Code and Telephone Number: ______________________________________________

 ______________________________________________________________________________
                              Authorized Signature

 Name: ________________________________________________________________________
                                 (Please Print)
 Title: _______________________________________________________________________

 Dated: _________________________________________________________________, 1997

--------------------------------------------------------------------------------